UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 8, 2006

HOUSEVALUES, INC.

(Exact name of registrant as specified in its charter)

Washington	000-51032	91-1982679
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11332 NE 122nd Way, Kirkland, WA 98034

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 952-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2006, the Board of Directors of HouseValues, Inc (the “Company”), upon the recommendation of the Compensation Committee, approved an equity compensation program for its non-employee directors (the “NED Program”). Under the NED Program, each non-employee director of the Company was granted a nonqualified stock option to purchase 12,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. In addition, each non-employee director of the Company in January of each calendar year, commencing January 2007, is entitled to receive under the NED Program a nonqualified stock option to purchase 10,000 shares of the Company’s common stock. The options granted under the NED Program are to be issued under the Company’s 2004 Equity Incentive Plan, will vest in full one year from the vesting base date and the unvested portion of such options will automatically become fully vested and exercisable in the event of certain corporate transactions, such as a merger or sale of assets. The form of stock option agreement for option grants under the NED Program is attached to this report as Exhibit 10.1

On February 8, 2006, the Compensation Committee of the Company established new 2006 base salaries for its executive officers as follows: Ian Morris, Chief Executive Officer, $315,000, Clayton Lewis, President and Chief Operating Officer, $250,000, John Zdanowski, Chief Financial Officer, $220,000 and Gregg Eskenazi, General Counsel and Corporate Secretary, $200,000.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Option Agreement for Non-Employee Directors under the HouseValues, Inc. 2004 Equity Incentive Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSEVALUES, INC.

Date: February 9, 2006	By:	/s/ Gregg Eskenazi
Gregg Eskenazi
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Option Agreement for Non-Employee Directors under the HouseValues, Inc. 2004 Equity Incentive Plan

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